UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2011
American Superconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19672	04-2959321

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 842-3000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 16, 2011, American Superconductor Corporation (the “Company”) received notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with Listing Rule 5250(c)(1) for continued listing (i) due to the Company’s inability to file with the Securities and Exchange Commission (the “Commission”) the Company’s Form 10-Q for the period ended June 30, 2011, and (ii) because the Company remains delinquent in filing the Company’s Form 10-K for the period ended March 31, 2011 (the “Initial Delinquent Filing”). The notification was issued in accordance with standard NASDAQ procedures and has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Select Market.
Pursuant to NASDAQ’s letter dated June 17, 2011, which was disclosed in the Company’s Current Report on Form 8-K filed with the Commission on June 21, 2011, the Company had until August 16, 2011 to submit a plan to regain compliance with respect to the Initial Delinquent Filing. The NASDAQ letter dated August 16, 2011 indicated that the Company has until August 30, 2011 to submit an updated plan explaining how it expects to regain compliance. On August 16, 2011, the Company submitted its plan to regain compliance. This plan is currently under review by NASDAQ’s staff. If NASDAQ approves the Company’s plan, it can grant an exception of up to 180 calendar days from the due date of the Form 10-K (or until December 14, 2011) to regain compliance.

Item 7.01.	Regulation FD Disclosure.
The Company issued a press release on August 18, 2011 disclosing its receipt of the NASDAQ letter dated August 16, 2011. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit
No.	Description
99.1	Press Release, dated August 18, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: August 18, 2011	By:	/s/ David A. Henry David A. Henry
Senior Vice President and Chief Financial Officer

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